Exhibit 99.2
                                                                       Form 8K/A
                                                                  March 15, 2003

                         American CareSource Corporation

                              Financial Statements
                     Years ended December 31, 2003 and 2002


                  Index to financial statements

                      Independent auditor's reports           2

                      Pre-acquisition balance sheets          4

                      Statements of operations                5

                      Statements of stockholders' deficit     6

                      Statements of cash flows                7

                      Notes to financial statements           8

McGladrey & Pullen, LLP is an independent member firm of RSM
International, an affiliation of independent accounting and consulting firms.



                          independent auditor's report


To the Board of Directors
American CareSource Corporation
Irving, Texas

We have audited the accompanying pre-acquisition balance sheet of American CareSource Corporation as of December 31, 2003, and the related statements of operations, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amount and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the pre-acquisition financial position of American CareSource Corporation as of December 31, 2003, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


/s/McGladrey & Pullen, LLP

Des Moines, Iowa
February 13, 2003

                          Independent Auditors' Report


To the Board of Directors and Stockholders of American CareSource Corporation
Irving, Texas

We have audited the accompanying balance sheet of American CareSource Corporation (the Company) as of December 31, 2002 and the related statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American CareSource Corporation as of December 31, 2002 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ BDO Seidman, LLP
BDO Seidman, LLP
Dallas, Texas
May 2, 2003, except for Note 2, as to
which the date is December 31, 2003

                         American CareSource Corporation

                                 Balance Sheets


December 31,                                                                  2003             2002
------------------------------------------------------------------------------------------------------
                                                                        (pre-acquisition -
                                                                            See Note 1)
Assets

Current assets
     Cash and cash equivalents                                           $       1,710  $    158,968
     Accounts receivable                                                       486,435       958,334
     Prepaid and other                                                          15,942        17,352
------------------------------------------------------------------------------------------------------
Total current assets                                                           504,087     1,134,654
------------------------------------------------------------------------------------------------------
Property and equipment, net                                                    152,480       207,926
------------------------------------------------------------------------------------------------------

Total assets                                                             $     656,567  $  1,342,580
------------------------------------------------------------------------------------------------------



Liabilities and Stockholders' Deficit

Current liabilities
      Excess of outstanding checks over bank balance                     $     189,608  $          -
     Due to service providers                                                  709,982     1,519,757
     Accounts payable and accrued liabilities                                1,263,824     1,190,764
     Current maturities of long-term debt                                    3,844,117       460,823
-----------------------------------------------------------------------------------------------------
Total current liabilities                                                    6,007,531     3,171,344

Long-term debt, less current maturities                                         40,295     2,382,406
-----------------------------------------------------------------------------------------------------
Total liabilities                                                            6,047,826     5,553,750
-----------------------------------------------------------------------------------------------------

Stockholders' Deficit
     Common stock: no par value, 100,000 shares
         authorized; 28,500 shares issued and outstanding as of
         December 31, 2003 and 2002                                          4,500,100     4,500,100
     Additional paid in capital                                              2,422,703             -
      Accumulated deficit                                                 (12,314,062)   (8,711,270)
-----------------------------------------------------------------------------------------------------
Total stockholders' deficit                                                (5,391,259)   (4,211,170)
-----------------------------------------------------------------------------------------------------

Total liabilities and stockholders' deficit                              $     656,567  $  1,342,580
-----------------------------------------------------------------------------------------------------

See Notes to Financial Statements.

                         American CareSource Corporation

                            Statements of Operations

  Years ended December 31,                                     2003                   2002
  -----------------------------------------------------------------------------------------
  Revenues
       Ancillary health                             $     8,706,471       $      9,161,386
       Patient claims                                       457,918                479,754
  -----------------------------------------------------------------------------------------
                                                          9,164,389              9,641,140

  Costs of revenues                                      10,196,728             11,175,947
  -----------------------------------------------------------------------------------------
  Contribution Deficit                                  (1,032,339)            (1,534,807)
  -----------------------------------------------------------------------------------------
  Operating Expenses:
       Selling, general and administrative expenses       2,193,780              2,533,123
       Depreciation and amortization                         85,314                 85,906
  -----------------------------------------------------------------------------------------
  Total Operating Expenses                                2,279,094              2,619,029
  -----------------------------------------------------------------------------------------
  Operating Loss                                        (3,311,433)            (4,153,836)
  Other Expense:
       Interest expense                                     282,204                362,804
       Other                                                  9,155                  3,470
  -----------------------------------------------------------------------------------------
  Net Loss                                          $   (3,602,792)       $    (4,520,110)
  -----------------------------------------------------------------------------------------
  Net Loss Per Share - Basic and Diluted            $      (126.41)       $       (212.17)
  -----------------------------------------------------------------------------------------
  Weighted Average Common Shares Outstanding                 28,500                 21,304
  -----------------------------------------------------------------------------------------

See Notes to Financial Statements.


                         American CareSource Corporation

                       Statements of Stockholders' Deficit


                                  Common Stock                    Accumulated      Additional      Stockholder
                                     Shares           Amount        Deficit       Paid in Capital   Receivable       Total
-----------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2001          20,000  $           100     $ (4,191,160) $             -      $ (72,155) $ (4,263,215)

Change in stockholder receivable           -                -                -                -         72,155        72,155

Net loss                                   -                -       (4,520,110)               -              -    (4,520,110)

Stock issuance                         8,500        4,500,000                -                -              -     4,500,000
-----------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2002          28,500        4,500,100       (8,711,270)               -              -    (4,211,170)

Net loss                                   -                -       (3,602,792)               -              -    (3,602,792)

Forgiveness of shareholder debt            -                -                -        2,422,703              -     2,422,703
----------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2003          28,500  $     4,500,100 $    (12,314,062) $     2,422,703      $       -  $ (5,391,259)


See Notes to Financial Statements.


                         American CareSource Corporation

                            Statements of Cash Flows

                           Increase (Decrease) in Cash
Years ended December 31,                                                              2003                  2002
--------------------------------------------------------------------------------------------------------------------
Operating Activities:
     Net loss                                                               $   (3,602,792) $         (4,520,110)
     Adjustments to reconcile net loss to net cash (used in) operating activities:
         Depreciation and amortization                                               85,314                85,906
         Forgiveness of stockholder receivable                                            -                72,155
           Changes in operating assets and liabilities:
              Accounts receivable                                                   471,899             (639,294)
              Prepaid and other current assets                                        1,410               (1,775)
              Due to service providers                                            (809,775)             1,147,568
              Accounts payable and accrued liabilities                               73,060               550,652
--------------------------------------------------------------------------------------------------------------------
Net cash (used in) operating activities                                         (3,780,884)           (3,305,898)
--------------------------------------------------------------------------------------------------------------------
Cash (Used in) Investing Activities,  purchase of
     property and equipment                                                        (29,868)              (96,272)
--------------------------------------------------------------------------------------------------------------------
Cash Provided By Financing Activities:
     Proceeds from long-term debt                                                 3,702,332             3,634,334
     Principal payments on long-term debt                                         (238,446)           (4,592,023)
     Stock issuance                                                                       -             4,500,000
     Increase in excess of outstanding checks over bank balance                     189,608                     -
--------------------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                         3,653,494             3,542,311
--------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash                                                   (157,258)               141,141
Cash and cash equivalents, beginning of year                                        158,968                17,827
--------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of year                                      $         1,710       $       158,968
--------------------------------------------------------------------------------------------------------------------
Supplemental Cash Flow Information:
     Cash paid for interest                                                 $       147,727       $       349,153
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
     Equipment purchased with long-term debt                                $             -       $        96,101
     Long-term debt forgiven by shareholder                                       2,422,703                     -
--------------------------------------------------------------------------------------------------------------------

See Notes to Financial Statements.

                         American CareSource Corporation

                          Notes to Financial Statements




1.   Summary of  Significant  Description  of  business

     American CareSource Corporation (ACS) (formerly Health Accounting Policies Data Solutions, Inc.), an Indiana C Corporation, was formed in October 1997. It is in the business of providing national administration, coordination and case management of ancillary healthcare services for employment groups through separate contracts with a national network of providers and it provides administration of patient claims for health care organizations.

     Basis of Presentation - The Company's December 31, 2003 balance sheet is presented just prior to a sale of substantially all of the Company's assets and the assumption of the Company's operating and business related liabilities (See Note 2) which occurred after the close of business on December 31, 2003 in exchange for 1,100,000 shares of common stock of Patient Infosystems, Inc. (PATI). After the transaction, the Company's only recorded assets were the shares of PATI, which will be subsequently distributed to Company shareholders. The Company plans to wind up its affairs and liquidate in 2004.

     Revenue recognition - Ancillary health revenues are reported when services by providers have been authorized and performed and collections from third party payors are reasonably assured. These revenues are recognized on a gross basis, i.e. the revenue recorded is the amount of claims received or expected to be received from third party payors for the performance of services by providers and costs of revenues are recorded for the amount paid or expected to be paid to medical service providers. Patient claims revenues are recognized by the Company as the services are provided at the fee to be received for services rendered.

     Costs of revenues - Costs of ancillary health revenues consist of expenses due to providers for providing employee (patient) services and the related direct labor and overhead of providing such services. The Company is not liable for costs incurred by independent contract service providers until payment is received by the Company from the payors. The Company recognizes actual or estimated liabilities to independent contract service providers as related revenues are recognized.

     Costs of patient claims revenues consist of direct labor and overhead to administer the patient claims.

     Concentration  of revenues - The Company has five customers  which comprise
     the  following   approximate  amounts  of  Company  revenues  and  accounts receivable:

                              2003                                 2002
               ------------------------------------ ---------------------------------
                                          % of                                 % of
                Accounts                 Total       Accounts                 Total
               Receivable   Revenue     Revenue     Receivable   Revenue     Revenue
               ----------------------------------------------------------------------

     Customer A  $102,000  $4,133,000      45%        $ 31,000 $ 2,786,000     29%

     Customer B    90,000   1,066,000      12          140,000   1,499,000     16

     Customer C   110,000   1,032,000      11          294,000   1,797,000     19

     Customer D    69,000     984,000      11          171,000     912,000      9

     Customer E     2,000     557,000       6          128,000   1,063,000     11
               ----------------------------------------------------------------------
                 $373,000  $7,772,000      85%        $764,000 $ 8,057,000     84%
               ======================================================================

     Effective December 19, 2003, Customer A notified the Company that they are terminating their contract for services.

     Cash and cash equivalents - All highly liquid investments with original maturities of twelve months or less are considered to be cash equivalents.

     Accounts receivable - Accounts receivable are reported at amounts expected to be received from third party payors and other customers.

     Because of the nature of the Company's business, all receivable amounts are expected to be colleted, hence, the Company does not have an allowance for doubtful accounts.

     Fair value of financial instruments - The Company's financial instruments include cash, accounts receivable and accounts payable that are carried at cost, which approximates fair value. Notes payable are carried at cost which approximates fair value as these notes were assumed as part of the business combination as discussed in Note 2.

     Property and equipment - Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization is computed over the estimated useful lives of the assets using the straight-line method for financial reporting purposes and on the straight-line and accelerated methods for tax purposes. Leasehold improvements are amortized using the straight-line method over their estimated useful lives or the lease term, whichever is shorter. Ordinary maintenance and repairs are charged to operations. Expenditures that extend the physical or economic life of property and equipment are capitalized.

     The estimated useful lives of property and equipment are as follows:

                    Leasehold Improvements                5 years
                    Computer Equipment                  3-5 years
                    Furniture and Fixtures                7 years
                    Software                            3-5 years

     The Company periodically reviews the carrying value of its long-lived assets for possible impairment. In management's opinion, there is no impairment of such assets at December 31, 2003.

     Stock splits - Effective April 8, 2002, the Company's outstanding shares of common stock increased as a result of a 100:1 stock split. The effect of this increase has been retroactively reflected throughout the accompanying financial statements.

     Earnings Per Common Share - Basic earnings per share is computed by dividing net loss by the weighted average number of shares outstanding during each of the periods. Since there are no dilutive securities, diluted earnings per share is the same amount.

     Income taxes - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. The net deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets or liabilities are recovered or settled. Deferred tax assets are reduced by a valuation allowance when in the opinion of management it is more likely than not that some portion or all of the deferred tax assets will not be realized.

     Management's estimates and assumptions - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the balance sheet dates and the reported amounts of revenues and expenses during the period. Actual results may differ from such estimates. The Company reviews all significant estimates affecting the financial statements on a recurring basis and records the effect of any necessary adjustments prior to their issuance.

     New accounting pronouncements - In January 2003, the Financial Accounting Standards Board issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities. FIN 46 and related interpretations explain how to identify variable interest entities and how an enterprise assesses its interests in a variable interest entity, to decide whether to consolidate that entity. The Interpretation requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. FIN No. 46 is effective immediately for variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. The Interpretation will apply to the Company for its year ending December 31, 2005. Adoption of this standard will not have any immediate effect on the financial statements.

     In April 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities (SFAS 149), which amends SFAS 133, Accounting for Derivative Instrument and Hedging Activities, to amend and clarify financial accounting and reporting for derivative instruments embedded in other contracts (collectively referred to as derivatives) and hedging activities. SFAS 149 is effective for contracts entered into or modified after June 30, 2003. Adoption of this standard did not have any immediate effect on the Company's financial statements.

     In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity (SFAS 150), which establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both debt and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation to the issuer. Adoption of this standard did not have any immediate effect on the Company's financial statements.

2.   Agreement for Sale of Assets

     Effective after the close of business on December 31, 2003, the Company and PATI executed an Asset Purchase Agreement (the Agreement) dated September 23, 2002 (as further amended on April 10, 2003, July 30, 2003, October 8, 2003 and December 23, 2003). Under the Agreement, the Company exchanged substantially all of its assets and liabilities in exchange for 1,100,000 shares of PATI stock in a tax-free reorganization. PATI is a public company, listed under the symbol of PATY. The 1,100,000 shares of PATI common stock represent approximately 12% of PATI's outstanding common stock on a fully diluted basis.

     The Purchase Agreement includes all of the Company assets used in its business and all of the operating and business related liabilities, as defined in the Agreement. The liabilities retained by the Company include liabilities known to the Company or its shareholders and not disclosed to PATI, obligations to pay taxes, and claims or liabilities based upon or arising out of the purchase or sale of newly issued PATI securities. The Company believes there are no such liabilities. The Company has previously issued warrants for the purchase of Company stock to PATI, exercisable only if the Agreement was terminated. The execution of the Agreement caused immediate expiration of these warrants.

3.   Property and Equipment

     Property and equipment consist of the following:

     December 31,                              2003                  2002
     ----------------------------------------------------------------------
     Computer equipment             $       327,489   $           213,330
     Software                                20,056                18,326
     Furniture and fixtures                  40,666               120,693
     Leasehold improvements                  12,313                12,313
     ----------------------------------------------------------------------
                                            400,524               364,662
     Less accumulated depreciation
         and amortization                 (248,044)             (156,736)
     ----------------------------------------------------------------------
                                    $       152,480   $           207,926
     ----------------------------------------------------------------------

     Included in property and equipment are capitalized leases as follows:

     December 31,                              2003                  2002
     ----------------------------------------------------------------------
     Computer equipment             $        99,182   $            99,182

     Less accumulated amortization         (41,541)              (17,337)
     ----------------------------------------------------------------------
                                    $        57,641   $            81,845
     ----------------------------------------------------------------------


4.   Letter of Credit

     The Company had outstanding irrevocable standby letters of credit (LOC's) of $1,000,000 and $500,000 at December 31, 2003 and 2002, respectively.
     These LOC's act as a guarantee of payment to a certain third party in accordance with specified terms and conditions. As of December 31, 2003, there have been no draws on these LOC's. The LOC's are unconditionally guaranteed by certain stockholders of the Company and expire in April and May 2004.

5.   Line of Credit

     On July 7, 2000, the Company entered into two separate line of credit agreements each totaling $400,000 with a scheduled expiration date of January 31, 2002. Both lines of credit bore interest at the bank's index rate (4.75% at December 31, 2001). Both lines of credit were unconditionally guaranteed by an officer/stockholder of the Company.

     On February 12, 2002, the Company was notified of a default and acceleration of the drawn amount owed from both of the lenders. Effective May 9, 2002, a stockholder of the Company purchased the lines of credit from the financial institutions for the outstanding amount owed by the Company in the principal of $383,913 plus accrued interest and late fees. As of December 31, 2002, this debt is included in the balance of the 10% subordinated note payable to a stockholder.

     On October 8, 2003 the stockholder forgave the entire amount of the debt totaling $2,422,703 as part of the PATI Sale of Assets Agreement. Such amount was added to the additional paid in capital.

6.   Long-Term Debt Long-term debt consists of the following:

     December 31,                                           2003                 2002
     ------------------------------------------------------------------------------------

     Index rate plus 3.0% (7.0%) note payable
     to PATI, due on demand and collateralized
     by all intangible and tangible assets
                                                   $     3,550,000    $         200,000

     10% subordinated note payable to a
     stockholder, with principal and interest
     due at maturity, maturing in March 2007.                    -            2,302,675
     On October 8, 2003 shareholder forgave
     $2,422,703 note as part of PATI merger

     Unsecured non-interest bearing note to a
     stockholder, payable in monthly
     installments of $10,127, maturing in
     December 2003                                          40,507              121,520

     Unsecured non-interest bearing obligation
     to a stockholder, payable in monthly
     installments of $5,000, maturing in April
     2004                                                   15,732               75,732

     Unsecured loan at index rate plus 2.5%
     (6.5%) to a stockholder, due on demand                 30,478               33,540

     19% obligation assumed and due an individual in
     connection with the purchase of certain assets,
     payable in monthly installments of $2,000,
     maturing
     in December 2003                                       11,577               24,057

     5% unsecured note payable to a client,
     with principal and interest maturing in
     March 2004                                            165,000                    -

     Other                                                   7,610                    -

     Capital lease obligations (Note 8)                     63,508               85,705
     ------------------------------------------------------------------------------------
                                                         3,884,412            2,843,229

     Less current maturities                           (3,844,117)            (460,823)
     ------------------------------------------------------------------------------------
     Long-term debt, less current maturities       $        40,295    $       2,382,406
     ------------------------------------------------------------------------------------

     Scheduled payments in each of the next five years and thereafter on the debt and capital lease obligations are as follows:

                                Related         Unrelated
                                 Party            Party           Total
     Year ended December 31,      Debt            Debt             Debt
     -------------------------------------------------------------------------
     2004                   $    3,606,239   $     237,878   $    3,844,117
     2005                                -          21,360           21,360
     2006                                -          12,748           12,748
     2007                                -           6,187            6,187
     -------------------------------------------------------------------------
                            $    3,606,239   $     278,173   $    3,884,412
     -------------------------------------------------------------------------

7.   Income Taxes

     Differences between financial accounting principles and tax laws cause differences between the bases of certain assets and liabilities for financial reporting purposes and tax purposes.

     The tax effects of these differences, to the extent they are temporary, are recorded as deferred tax assets and liabilities under SFAS 109 and consisted of the following components:

     December 31                                   2003             2002
     Deferred tax assets:
          Operating loss carryforward  $      2,316,000  $     1,904,000
          Goodwill                              378,000          408,000
          Accrued vacation                       26,000           27,000
          Other                                  16,000            8,000
     --------------------------------------------------------------------
                                              2,736,000        2,347,000
          Valuation allowance               (2,736,000)      (2,347,000)
     --------------------------------------------------------------------
                                       $              -  $             -
     --------------------------------------------------------------------

     The valuation allowance increased $389,000 and $1,525,000 during the years ended December 31, 2003 and 2002, respectively.

     The  Company  has  a  net  operating  loss  carryforward  of  approximately
     $6,812,000 which begins to expire in 2021. Upon consummation of the transaction referred to in Note 2, the future utilization of the net operating loss carryforward may be limited.

8.   Commitments and Contingencies

     Operating leases
     The Company leases office space from a related party under a non-cancelable lease agreement that expires in April 2008. The Company leases an automobile, certain equipment and other office space under non-cancelable lease agreements, which expire at various dates through April 2008.

     At December 31, 2003 minimum annual lease payments for operating and capital leases are as follows:


                                                           Operating Leases
                                                ---------------------------------------
                                    Capital      Related      Unrelated
     Years Ending December 31,       Leases       Party         Party        Total
     ----------------------------------------------------------------------------------
     2004                         $   28,467  $    252,301  $    61,450  $    338,402
     2005                             24,362       252,301       54,980       324,993
     2006                             14,036       252,301       45,922       308,783
     2007                              7,040       252,301       45,922       304,951
     2008                                  -        84,100       26,788       110,888
     ----------------------------------------------------------------------------------
     Total minimum lease payments
                                      73,905  $  1,093,304  $   235,062  $  1,388,017
                                             ------------------------------------------
     Less- amount representing
     interest                       (10,397)
     ----------------------------------------
     Net present value of future
     minimum lease payments       $   63,508
     ----------------------------------------

     Rent expense related to operating leases was approximately $270,000 and $298,000 for the years ended December 31, 2003 and 2002, respectively. The Company incurred related party rent expense for its corporate offices totaling approximately $258,000 and $235,000 for the years ended December 31, 2003 and 2002, respectively.

     Employment  Agreements
     The Company has executed employment agreements with three officers and one employee effective through various dates from December 2004 to September 2005, providing for minimum annual salaries and incentives.

     Contingencies
     The Company is party to certain complaints arising from certain former employees. Management believes that the ultimate resolution of these complaints will not have a material adverse effect on the financial condition, results of operations or liquidity of the Company.

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

9.   Related Party Transactions

     See Notes 4, 5 and 6 for information regarding related party debt. See Note 8 for information regarding related party leases and commitments.

     A stockholder was paid independent contractor fees in the amount of $120,000, debt payments in the amount of $60,000 as well as other out-of-pocket expenses in each of the years ended December 31, 2003 and 2002.

     The stockholder receivable in the amount of $72,155 at December 31, 2001 was written-off to salary expense during 2002.

10.  Basic and Diluted Loss per Share

     The calculations for the basic and diluted loss per share were based upon loss attributable to common shareholders of $3,602,792 and $4,520,110 and a weighted average number of common shares outstanding of 28,500 and 21,304 for the years ended December 31, 2003 and 2002, respectively. No options or warrants were outstanding for the years ended December 31, 2003 and 2002.

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